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                                                                    EXHIBIT 23.3

Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement of O2 Micro International Limited on Form S-8 of our report dated January 24, 2002, appearing in the Annual Report on Form 20-F of O2 Micro International Limited for the year ended December 31, 2003.

/s/ Deloitte & Touche

Deloitte & Touche
(T N Soong & Co and Deloitte & Touche (Taiwan)
  Established Deloitte & Touche Effective June 1, 2003)
Taipei, Taiwan
Republic of China
June 14, 2004